EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Pioneer Drilling Company:

We consent to the incorporation by reference in the registration statements on Form S-8 of Pioneer Drilling Company (Reg. Nos. 333-48286 and 333-110569) of our reports dated May 16, 2007, with respect to the consolidated balance sheets of Pioneer Drilling Company and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2007 and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of Pioneer Drilling Company.

Our report on the consolidated financial statements refers to the changes in the method of accounting for share-based payments in fiscal year 2007.

/s/ KPMG LLP

San Antonio, Texas

May 16, 2007